UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On July 18, 2017, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch International, Barclays Bank PLC, HSBC Bank plc and the several other underwriters named in the Underwriting Agreement for the issuance and sale by the Company of €500 million aggregate principal amount of its Floating Rate Senior Notes due 2019 (the “Floating Rate Notes”), €700 million aggregate principal amount of its 1.400% Senior Notes due 2026 (the “2026 Notes”), €700 million aggregate principal amount of its 1.950% Senior Notes due 2029 (the “2029 Notes”) and €700 million aggregate principal amount of its 2.875% Senior Notes due 2037 (the “2037 Notes” and, together with the Floating Rate Notes, the 2026 Notes and the 2029 Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3, as amended by the Post-Effective Amendment No. 1 thereto (File No. 333-209867), and a related preliminary prospectus supplement filed with the Securities and Exchange Commission on July 18, 2017.

The Company expects that the net proceeds from the sale of the Notes will be approximately €2.58 billion (approximately $2.95 billion based on the exchange rate as of July 14, 2017) after deducting the underwriting discounts and estimated offering expenses. The Company intends to use all of the net proceeds of the offering to fund a portion of the consideration payable for the Company’s acquisition of Patheon N.V. (the “Patheon Acquisition”), including the repayment of indebtedness of Patheon N.V. to be assumed by the Company, which is estimated to be approximately $7.2 billion in the aggregate, and to pay certain associated costs. The Patheon Acquisition is expected to close by the end of 2017, subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals, the adoption of certain resolutions relating to the transaction at an Extraordinary General Meeting of Patheon N.V.’s shareholders and completion of the Company’s tender offer to acquire all of the issued and outstanding shares of Patheon N.V.

The Notes will be issued pursuant to an indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture, to be dated as of July 24, 2017, between the Company and the Trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: July 20, 2017	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 18, 2017, among the Company and Goldman Sachs & Co. LLC, Merrill Lynch International, Barclays Bank PLC, HSBC Bank plc and the several other underwriters named in the Underwriting Agreement.

12.1	Computation of Ratios of Earnings to Fixed Charges